EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

WADDELL & REED ADVISORS FUNDS

Supplement dated November 25, 2013 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2013

and as supplemented May 2, 2013, October 2, 2013 and October 31, 2013

The following is inserted as a new bullet in the “Your Account – Choosing a Share Class – Sales Charge Waivers for Certain Investors – Class A shares may be purchased at NAV by:” section on page 48 of the Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus:

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Sales representatives, and their immediate family members (spouse, children, parents, children’s spouses and spouse’s parents), associated with unaffiliated third party broker-dealers with which Waddell & Reed has entered into selling agreements

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The following is added as a new paragraph after the second paragraph of the “Your Account – Selling Shares – You may reinvest,” section on page 58 of the Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus:

Effective January 1, 2014, proceeds from a Class B share redemption for which a CDSC was paid will be reinvested in Class A shares without any initial sales charge. If you redeem Class B shares without paying a CDSC, you may reinvest the proceeds in Class B shares. For purposes of determining future CDSC, the aging of such reinvested Class B shares shall revert to the date the redeemed shares were originally purchased.

WADDELL & REED ADVISORS FUNDS

Supplement dated October 31, 2013 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2013

and as supplemented May 2, 2013 and October 2, 2013

The following is added after the last sentence of the “Fees and Expenses” paragraph on pages 3, 7, 11, 15, 20 and 24 of the Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus:

Effective January 1, 2014, the Fund’s Class B shares are not available for purchase by new and existing investors. Class B shares will continue to be available for dividend reinvestment and exchanges.

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The following is added after the “Fees and Expenses” sentence on page 28 of the Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus:

Class B and Class C shares of the Fund are not available for direct investments.

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The following replaces and supplements the second paragraph in the “Purchase and Sale of Fund Shares” section on pages 6, 10, 14, and 19 of the Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus:

The Fund’s initial and subsequent investment minimums generally are as follows, although the Fund and/or Waddell & Reed, Inc. may reduce or waive the minimums in some cases:

For Class A, Class B and Class C:
To Open an Account	$500	*
For accounts opened with Automatic Investment Service (AIS)	$50	*
For accounts established through payroll deductions and salary deferrals	Any amount
To Add to an Account	Any amount
For AIS	$25	*
For Class Y:

Please check with your selling broker-dealer, plan administrator or third-party record keeper for information about minimum investment requirements.

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Effective January 1, 2014, for Class A and Class C shares, the minimum amount to open an account will increase to $750 from $500, the minimum amount to open an account with AIS will increase to $150 from $50, and the minimum amount to add an AIS to an account will increase to $50 from $25.

Effective January 1, 2014, the Fund’s Class B shares are not available for purchase by new and existing investors. Class B shares will continue to be available for dividend reinvestment and exchanges.

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The following replaces and supplements the second paragraph in the “Purchase and Sale of Fund Shares” section on pages 23 and 27 of the Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus:

The Fund’s initial and subsequent investment minimums generally are as follows, although the Fund and/or Waddell & Reed, Inc. may reduce or waive the minimums in some cases:

For Class A, Class B and Class C:
To Open an Account	$500	*
For accounts opened with Automatic Investment Service (AIS)	$50	*
For accounts established through payroll deductions and salary deferrals	Any amount
To Add to an Account	Any amount
For AIS	$25	*

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Effective January 1, 2014, for Class A and Class C shares, the minimum amount to open an account will increase to $750 from $500, the minimum amount to open an account with AIS will increase to $150 from $50, and the minimum amount to add an AIS to an account will increase to $50 from $25.

Effective January 1, 2014, the Fund’s Class B shares are not available for purchase by new and existing investors. Class B shares will continue to be available for dividend reinvestment and exchanges.

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The following replaces and supplements the second paragraph in the “Purchase and Sale of Fund Shares” section on page 30 of the Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus:

The Fund’s initial and subsequent investment minimums generally are as follows, although the Fund and/or Waddell & Reed, Inc. may reduce or waive the minimums in some cases:

For Class A, Class B and Class C:
To Open an Account	$500	*
For accounts opened with Automatic Investment Service (AIS)	$50	*
For accounts established through payroll deductions and salary deferrals	Any amount
To Add to an Account	Any amount
For AIS	$25	*
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Effective January 1, 2014, for Class A and Class C shares, the minimum amount to open an account will increase to $750 from $500, the minimum amount to open an account with AIS will increase to $150 from $50, and the minimum amount to add an AIS to an account will increase to $50 from $25.

WADDELL & REED ADVISORS FUNDS

Supplement dated October 2, 2013 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2013

and as supplemented May 2, 2013

Changes in Investment Minimums

Effective January 1, 2014, for Class A or Class C shares, the minimum amount to open an account will increase to $750 from $500 (per Fund), the minimum amount to open an account with automatic investment service (AIS) will increase to $150 from $50 (per Fund), and the minimum amount to add to an AIS account will increase to $50 from $25 (per Fund). In addition, effective January 1, 2014, for Class A or Class C shares, the minimum amount to open an account via an exchange will increase from $100 to either (i) a single $750 exchange, or (ii) the combination of a $150 exchange in combination with either (a) a $50 per month AIS or (b) a $50 per month systematic exchange from another Fund.

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Addition of Account Fee

For Class A or Class C shares, if your account balance falls below $750 (per Fund) at the close of business on September 26, 2014, and on the Friday prior to the last week of September each year thereafter, your account will be assessed an account fee of $20 for each Fund whose Fund account balance is below $750 at the time of the assessment. For Class A or Class C shares, any Fund account with a balance below $750 will not be assessed the $20 fee if the Fund account meets one of the following exceptions: (i) the Fund account has an active AIS and the Fund account was opened less than 12 months prior to the date of the assessment; (ii) the Fund account is administered under a Profit Sharing, Money Purchase, Defined Benefit Plan, or a payroll deduction plan (IRA, Roth IRA, SEP, SIMPLE IRAs, 401(k), 403(b) and 457 plans) and the Fund account was opened less than 12 months prior to the date of the assessment; or (iii) the Fund account is held on a third party platform. For purposes of the fee assessment, your Fund account balance will be calculated as the higher of (a) the current value of your existing holdings or (b) the amount you invested (including reinvested dividends and capital gain distributions, but excluding capital appreciation) less any withdrawals.

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Closure of Class B Shares for Purchase by New and Existing Investors

Effective January 1, 2014, the Funds’ Class B shares are not available for purchase by new and existing investors. Class B shares will continue to be available for dividend reinvestment and exchanges from Class B shares of another fund within Waddell & Reed Advisors Funds and Ivy Funds.